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                                                               EXHIBIT NO.  21.1


                               TELTRONICS, INC.

                                 SUBSIDIARIES




                            TTG ACQUISITION CORP.
                        2150 Whitfield Industrial Way
                           Sarasota, Florida 34243

                                    (100%)



                               AT SUPPLY, INC.
                      4703 Shavano Oak Drive, Suite 104
                           San Antonio, Texas 78249

                                    (80%)



                                  ISL, INC.
                        2150 Whitfield Industrial Way
                           Sarasota, Florida 34243

                                    (100%)